UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 18, 2015

SOCIAL REALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54996	42-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA  90013

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (323) 694-9800 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Results of Operations and Financial Condition.

On August 18, 2015 Social Reality, Inc. issued a press release discussing the impacts of big data targeting on its financial results for the second quarter and six months ended June 30, 2015. A copy of this press release is furnished as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 2.02 of Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Social Reality, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 7.01

Regulation FD Disclosure.

As disclosed in Item 2.02 above, on August 18, 2015 Social Reality, Inc. issued a press release discussing the impacts of big data targeting on its financial results for the second quarter and six months ended June 30, 2015. A copy of this press release is furnished as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Social Reality, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01

Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated August 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIAL REALITY, INC.

Date: August 18, 2015	By:	/s/ Christopher Miglino
Christopher Miglino, Chief Executive Officer